Exhibit 1

MEMBERS OF THE BOARD AND THE EXECUTIVE OFFICERS

OF

AXA

The names of the Members of the Board of Directors and the Executive Officers of AXA and their business addresses and principal occupations are set forth below. If no address is given, the Member’s business address is that of AXA at 25, avenue Matignon, 75008 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to AXA and each individual is a citizen of the Republic of France.

MEMBERS OF THE BOARD OF DIRECTORS

Name, Business Address	Present Principal Occupation
Henri de Castries	Chairman of the Board of Directors and Chief Executive Officer Chairman of the Board, AXA Financial, Inc.

Ramon de Oliveira Investment Audit Practice, LLC 580 Park Avenue New York, NY 10065 USA	Managing Director of Investment Audit Practice, LLC (United States)

Norbert Dentressangle Dentressangle Initiatives (SAS) 30bis, rue Sainte Hélène 69287 Lyon Cedex 02 France	Vice-Chairman of the Board of Directors, Lead Independent Director Chairman of Dentressangle Inititaives (SAS) (France)

Denis Duverne	Deputy Chief Executive Officer, in charge of Finance, Strategy and Operations

Jean-Pierre Clamadieu Solvay Rue de Ransbeek 310 1120 Brussels Belgium	Chairman of the Executive Committee and director of Solvay (Belgium)

Jean-Martin Folz	Director

Name, Business Address	Present Principal Occupation
Paul Hermelin Capgemini Group 11 rue, de Tilsitt 75017 Paris France	Chairman & Chief Executive Officer of Capgemini (France)

Mrs. Isabelle Kocher ENGIE Tour T1 1, place Samuel de Champlain Faubourg de l’Arche 92400 Courbevoie France	Director, Deputy Chief Executive Officer & Chief Operating Officer of ENGIE (France)

Mrs. Suet Fern Lee (1) Stamford Law Corporation 10 Collyer Quay #27-00 Ocean Financial Centre Singapore 049315 Singapore	Chairman and Senior Director of Stamford Law Corporation (Singapore)

Stefan Lippe (2)(5) Baarerstrasse 8 CH 63000 Zug Switzerland	Co-founder and Chairman of the Board of Directors of Paperless Inc. (Switzerland) and Co-founder and Vice-Chairman of the Board of Directors of Acqupart Holding AG (Switzerland)

Francois Martineau Lussan / Societe d’avocats 282, boulevard Saint Germain 75007 Paris France	Attorney at law (France)

Mrs. Deanna Oppenheimer (3)(4) CameoWorks 1215 Fourth Avenue, Suite 935 Seattle, WA 98161 USA	Founder of CameoWorks (United States)

Name, Business Address	Present Principal Occupation
Mrs. Doina Palici-Chehab (2) AXA Insurance Singapore Pte. Ltd. 8 Shelton Way #27-01 AXA Tower Singapore 068811 Singapore	Chief Executive Officer of AXA Insurance Singapore (Singapore) Member of the Board of Directors, representing the employee-shareholders

Mrs. Dominique Reiniche	Director

EXECUTIVE OFFICERS

Members of the AXA Executive Committee

Name, Business Address	Present Principal Occupation
Henri de Castries	Chairman of the Board and Chief Executive Officer

Denis Duverne	Deputy Chief Executive Officer in charge of Finance, Strategy and Operations

Thomas Buberl (2) AXA Konzern AG Colonia-Allee 10-20 51067 Koln Germany	Chief Executive Officer of AXA Konzern AG (Germany) and Chief Executive Officer of the global business line for the Health business

Paul Evans (3) AXA UK plc 5 Old Broad Street London ECN 1AD United Kingdom	Chief Executive Officer of AXA UK and Chairman of the Board of Directors of AXA Corporate Solutions Assurance

Name, Business Address	Present Principal Occupation
Jean-Laurent Granier AXA 9, avenue de Messine 75008 Paris France	Chief Executive Officer of the Mediterranean and Latin America Region business unit, Chairman & CEO of AXA Global P&C and in charge of overseeing the worldwide operations of AXA Corporate Solutions

Stéphane Guinet AXA Global Direct 48, rue Carnot 92150 Suresnes France	Chief Executive Officer of AXA Global Direct

Gérald Harlin	Group Chief Financial Officer

Frank Koster (8) AXA Belgium SA Boulevard du Souverain, 25 1170 Brussels Belgium	Chief Executive Officer of AXA Belgium

Peter Kraus (4) AllianceBernstein 1345 Avenue of the Americas New York, NY 10105 USA	Chairman & Chief Executive Officer of AllianceBernstein

Jean-Louis Laurent Josi AXA China Region Limited 66/F One Island East 18 Westlands Road Quarry Bay Hong Kong	Chief Executive Officer of AXA Asia

Nicolas Moreau AXA France 313, Terrasses de l’Arche Terrasse 1 92727 Nanterre Cedex France	Chairman & Chief Executive Officer of AXA France and in charge of overseeing the worldwide operations of AXA Assistance and AXA Global Direct

Mark Pearson (3) AXA Financial, Inc. 1290 Avenue of the Americas New York, NY 10104	President & Chief Executive Officer of AXA Financial, Inc. Chairman, President & Chief Executive Officer of AXA Equitable Life Insurance Company

Name, Business Address	Present Principal Occupation
Jacques de Peretti AXA Life Insurance Japan NBF Platinum Tower 1-17-3 Shiro Kane Tokyo 108-8020 Japan	Chief Executive Officer of AXA Japan

Antimo Perretta (5)(6) AXA Winterthur Sitzerland General Guisan-Strasse 40 8401 Winterthur, Switzerland	Chief Executive Officer of AXA Winterthur

Andrea Rossi (6) AXA Investment Managers Coeur Défense 100, Esplanade du Général de Gualle 92932 Paris La Défense, France	Chief Executive Officer of AXA Investment Managers

George Stansfield (4)	AXA Group General Counsel and Head of Group Human Resources

Christian Thimann (2)	Group Head of Strategy, Sustainability and Public Affairs

Jacques de Vaucleroy (7) AXA Belgium SA Boulevard du Souverain, 25 1170 Brussels, Belgium	Chief Executive Officer for the Northern, Central and Eastern Europe business unit and Global Head of Life & Savings

Mrs. Véronique Weill	Group Chief Operating Officer

(1)	Citizen of Singapore
(2)	Citizen of Germany
(3)	Citizen of United Kingdom
(4)	Citizen of United States of America
(5)	Citizen of Switzerland
(6)	Citizen of Italy
(7)	Citizen of Belgium
(8)	Citizen of Netherlands